STOCK PURCHASE AGREEMENT


                                   dated as of


                                  July 23, 1996


                                     between



                        MORGAN STANLEY & CO. INCORPORATED

                                       and

                             UNIHOLDING CORPORATION


                        relating to the purchase and sale


                                       of


                   333,333 shares (5.16%) of the Common Stock

                                       of



                             UNIHOLDING CORPORATION


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                            STOCK PURCHASE AGREEMENT

     Stock Purchase Agreement dated as of July 23, 1996 between UNIHOLDING CORPORATION, a Delaware corporation (the "Company"), and MORGAN STANLEY & CO. INCORPORATED, a Delaware corporation ("Morgan Stanley").

     WHEREAS, the Company proposes to issue to Morgan Stanley 333,333 shares (the "Initial Shares") of its voting common stock, par value $0.01 per share (the "Common Stock") at a price of $15.00 per share and Morgan Stanley desires to purchase the Initial Shares from the Company, upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, in consideration of Morgan Stanley's agreement to purchase the Initial Shares, the Company proposes to grant certain antidilutive and preemptive rights to Morgan Stanley as further described herein, whereby, under certain circumstances, Morgan Stanley will have the right to receive additional shares of Common Stock (in each case, the "Additional Shares" and, with the Initial Shares, the "Shares");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements and other considerations set forth herein, the parties hereto agree as follows:

     1. Representations and Warranties. (a) The Company hereby represents and warrants to and agrees with Morgan Stanley as of the date hereof and as of the date of the issuance and delivery of any Additional Shares:

          (i) The Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company has the corporate power and authority to own its property and conduct its business as currently conducted and as proposed to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (iii) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as currently conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (iv) The Shares have been duly authorized and when delivered in accordance with the terms of this Stock Purchase Agreement, will be validly issued, fully paid and non-assessable, and the-issuance of such Shares will not be subject to any preemptive or similar rights, except as specified herein.

          (v) The Company has all requisite power and authority (corporate and other), and has taken all necessary corporate action (i) to authorize, execute, deliver and perform this Stock Purchase Agreement and the Registration Rights Agreement dated July 23, 1996 between Morgan Stanley and the Company (the "Registration Rights Agreement"), (ii) to execute, issue, sell, and deliver the Shares and (iii) to perform all of its obligations under this Stock Purchase Agreement and the Registration Rights Agreement.

          (vi) Each of this Stock Purchase Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Stock Purchase Agreement and the Registration Rights Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any government body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Stock Purchase Agreement or the Registration Rights Agreement, except such as may be required by the Securities Act, the securities or Blue Sky laws of the various states or the rules and regulations applicable to the listing of securities on NASDAQ (as defined below) in connection with the reoffer and resale of the Shares by Morgan Stanley.

          (viii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (ix) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995, Quarterly Reports on Form 10-Q for the periods ended August 31, 1995, November 30, 1995 and February 29, 1996 (as furnished to Morgan Stanley) and any additional reports on Form 10-K or 10-Q, or Current Reports on Form 8-K, furnished to Morgan Stanley on or prior to the delivery of any of the Shares (collectively, the "1934 Act Reports"), at the time they were filed did not, and as of the date hereof (or of delivery of Additional Shares) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (x) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the 1934 Act Reports.

          (xi) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the offering contemplated by this Stock Purchase Agreement. The Company also agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the offering contemplated by this Stock Purchase Agreement.

          (xii) No form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act) was used by the Company or any of its representatives in connection with the offer and sale of the Shares.

          (xiii) There are no material legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described by Item 103 of Regulation S-K under the Securities Act and are not described as required in the 1934 Act Reports.

          (xiv) The Company acknowledges and understands that from time to time Morgan Stanley or one or more affiliates of Morgan Stanley may hedge Morgan Stanley's position in the Shares through short sales of shares of Common Stock and by purchasing and selling any other instruments that it may wish to use in connection with such hedging and from time to time may adjust such hedge through the purchase and sale of Common Stock and by purchasing and selling any other instruments that it may wish to use in connection with such hedging.

          (b) Morgan Stanley agrees that it will not sell any of the Shares except in compliance with the registration requirements of Section 5 of the Securities Act, or in a transaction that is exempt from registration under the Securities Act.

     2. Purchase and Sale of the Initial Shares. Upon the terms and subject to the conditions of this Stock Purchase Agreement, the Company agrees to sell to Morgan Stanley and Morgan Stanley agrees to purchase from the Company, the Initial Shares on the date hereof. The aggregate purchase price for the Initial Shares (the "Purchase Price") is U.S.$5,000,000. Payment for the Initial Shares sold to Morgan Stanley pursuant to this Stock Purchase Agreement shall be made by wire transfer to the account of the Company in immediately available funds upon delivery of the Initial Shares at the office of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New

York, at 10:00 A.M., New York City time, on July 23, 1996. The time and date of such payment is hereinafter referred to as the Closing Date.

     3. Conditions to Closing. The obligations of the Company and Morgan Stanley hereunder are subject to the following conditions:

          (a) Morgan Stanley shall have received on the Closing Date a certificate dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Stock Purchase Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder and under the Registration Rights Agreement on or before the Closing Date.

          (b) Morgan Stanley shall have received on the Closing Date (i) the opinion of Dolgenos Newman & Cronin LLP, counsel for the Company, dated the Closing Date, set forth in Exhibit A attached hereto, (ii) an opinion of counsel for Unilabs Holdings SA, a Panama corporation (the "Parent"), dated the Closing Date, set forth in Exhibit B attached hereto and (iii) an opinion of counsel for Unilabs Holdings SA, a Switzerland corporation (the "Grandparent"), dated the Closing Date, set forth in Exhibit C attached hereto.

          (c) Morgan Stanley shall have received on the Closing Date (i) a copy of the Registration Rights Agreement duly executed and delivered by the Company and (ii) a copy of the side letter (the "Side Letter Agreement") among Morgan Stanley, the Parent, the Grandparent and Edgard Zwirn of Chemin Bellefontaine, 1223 Cologny, Switzerland (the "Controlling Shareholder"), duly executed and delivered by the Parent, Grandparent and such Controlling Shareholder, relating to certain tag-along rights of Morgan Stanley.

     4. Indemnification by the Company. The Company agrees to indemnify and hold harmless Morgan Stanley, its officers, directors and agents, and each person, if any, who controls Morgan Stanley within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the 1934 Act Reports, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

     5. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4 such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) at any time for the Indemnified Party, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Party, such firm shall be designated in writing by the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnfied Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 5, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     6. Contribution. To the extent the indemnification provided for in Sections 4 and 5 of this Stock Purchase Agreement is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each such Indemnifying Party under such Section, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Morgan Stanley on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Morgan Stanley agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, Morgan Stanley shall not be required to contribute any amount in excess of the amount by which the proceeds to Morgan Stanley of a sale of Shares exceeds the amount of any damages which Morgan Stanley has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7. Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act to the extent required from time to time to enable Morgan Stanley to sell Shares, as the case may be, without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (as so amended and along with any such similar rule or regulation, "Rule 144"). Upon the request of Morgan Stanley, the Company will deliver to Morgan Stanley a written statement as to whether it has complied with such requirements.

     8. Antidilution Right. The Company covenants that if it elects to repay all or a portion of the $15,000,000 promissory note made on June 30, 1995 and owed to Unilab Corporation ("UL") (the "Note") with Common Stock, it shall, as of the date of any such repayment (each a "Note Repayment Date") compensate Morgan Stanley for the dilutive effect of such repayment by transferring to Morgan Stanley additional shares of Common Stock, for which transfer for the Purchase Price paid pursuant to Section 2 hereof shall be deemed full consideration, such that 0.0516 (or, if prior to the Note Repayment Date, Morgan Stanley has sold any Shares, a number representing the quotient of the number of Shares held by Morgan Stanley immediately prior to such Note Repayment Date divided by the total number of outstanding shares of Common Stock immediately prior to such Note Repayment Date) (the "Investment Percentage") shall equal the quotient of:
(a) the sum of (i) the number of Shares held by Morgan Stanley prior to such Note Repayment Date and (ii) the number of Additional Shares received by Morgan Stanley pursuant to this section, divided by (b) the sum of (i) the total number of outstanding shares of Common Stock immediately prior to such Note Repayment Date, (ii) the number of shares of Common Stock issued on such Note Repayment Date as full or partial repayment of the Note and (iii) the number of Additional Shares received by Morgan Stanley pursuant to this section.

     9. Preemptive Right. (a) The Company will not, and will not permit any of its Affiliates (as defined below) to, sell, pledge, encumber or otherwise transfer any shares of Common Stock at a Cash Price (as defined below) below the then Current Market Value (as defined below) (the "Offer Price") of the Common Stock as of any date (the "Offer Date") without first giving Morgan Stanley prior notice thereof (an "Offer Notice") and the opportunity to purchase a number of Additional Shares (the "Offered Additional Shares") at such Offer Price such that the Investment Percentage shall equal the quotient of: (i) the sum of (A) the number of Shares held by Morgan Stanley immediately prior to the Offer Date and (B) the Offered Additional Shares, divided by (ii) the sum of (without duplication) (X) the total number of outstanding shares of Common Stock immediately prior to the Offer Date, (Y) the number of shares of Common Stock so sold, pledged, encumbered or otherwise transferred and (Z) the Offered Additional Shares. The Offer Notice shall constitute an offer (the "Offer") by the Company to sell the Offered Securities to Morgan Stanley at the Offer Price.

          (b) The Offer may be accepted within 60 days of receipt by Morgan Stanley of the Offer Notice and, if accepted, the Offered Additional Shares shall be purchased within 60 days after such acceptance. If the Offer is not accepted or the Offered Additional Shares are not purchased as contemplated above, the Company may sell the Offered Additional Shares to such prospective purchaser or transferee at a price not less than the Offer Price. If the sale to such prospective purchaser or transferee is not consummated as contemplated above within 45 days after the expiration of the 60-day period or earlier irrevocable rejection of such Offer or failure to purchase the Offered Securities after acceptance of the Offer, no sale may be made by the Company without again complying with this Section 9. Payment for any Additional Shares sold to Morgan Stanley pursuant to this Section 9 shall be made by wire transfer to the account of the Company in immediately available funds upon delivery of the Additional Shares at the office of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, at such time on such date as shall be agreed to by the parties hereto.

          (c) If the consideration offered by the prospective purchaser or transferee includes non-cash consideration, the Company and Morgan Stanley shall in good faith seek to agree upon the value of such non-cash consideration. If Morgan Stanley and the Company fail to agree on such value within 30 days following receipt by

Morgan Stanley of the Offer Notice, then the items in dispute shall be referred to a nationally recognized investment banking firm selected jointly by Morgan Stanley and the Company. Morgan Stanley and the Company shall share all expenses of such investment banking firm. The value of any securities offered as consideration shall be the then current market value of such securities determined on a fully diluted basis, and the value of any property other than securities shall be the then current market value of such property. If a determination under this paragraph (c) is required, any date for acceptance of an Offer provided for in paragraph (b) of this Section 9 shall be postponed until the second business day after the date of such determination. All determinations made pursuant to this paragraph (c) shall be final and binding on Morgan Stanley and the Company.

          (d) For purposes of this section:

          (i) "Affiliate" means with respect to any specified person, (A) any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person or (B) any officer or director of such other person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power (whether or not exercised) to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

          (ii) "Cash Price" means the sum of the amount of any cash plus the fair market value (determined pursuant to paragraph (c) above) of any other consideration offered by the prospective purchaser or other transferee.

          (iii) "Current Market Value" with respect to the Common Stock means the average closing price for such Common Stock on the last five trading days immediately prior to (and including) the Offer Date on which a closing trading price for the Common Stock was reported, on the NASDAQ Stock Market/NASDAQ Small Caps ("NASDAQ") (or any successor market).

     10. Company Call Right. (a) On any Business Day prior to January 15, 1997 (the "Call Date"), the Company shall have the right (the "Call Right") to purchase, in whole or in part, the Shares, if any, then held by Morgan Stanley for cash, at a price of $18.00 per share; provided, however, the Company may not exercise the Call Right while a Change of Control Event exists, without the prior written consent of Morgan Stanley.

          (b) In order to exercise the Call Right on any Call Date, the Company shall give irrevocable written notice (the "Exercise Notice") to Morgan Stanley 15 Business Days prior to such Call Date stating that the Company desires to purchase the Shares then held by Morgan Stanley for cash at a price of $18.00 per share.

          (c) Notwithstanding the Call Right, Morgan Stanley may sell any or all of the Shares, without notice to the Company (except as provided in the Registration Rights Agreement), at any time prior to Morgan Stanley's receipt of the Exercise Notice. Once Morgan Stanley has agreed in writing to sell any Shares as contemplated by the preceding sentence, such Shares shall no longer be subject to the Call Right.

          (d) Payment for the Shares sold to the Company pursuant to the Call Right shall be made by wire transfer to the account of Morgan Stanley in immediately available funds at the office of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, at 10:00 A.M., New York City time, on the Call Date or on such other date as shall be agreed to by the parties hereto. Delivery of the Shares from Morgan Stanley to the Company shall occur simultaneously with payment for such Shares.

          (e) For purposes of this Section:

          (i) "Change of Control Event" means that either (A) the Company (or the Parent or Grandparent, as applicable) is considering, has agreed to or is aware of a third party's proposal to effect a Change of Control or (B) there has been a public announcement by the Company (or the Parent or Grandparent, as applicable) or a third party of its intent to effect a Change of Control.

          (ii) Change of Control" means any of the following: (A) the sale, lease, conveyance or other disposition of all or substantially all of the Company's, the Parent's or the Grandparent's assets as an entirety or substantially as an entirety to any Person or group of Persons (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions, (B) the acquisition by the Company and/or any of its Subsidiaries, by the Parent and/or any of its Subsidiaries or by the Grandparent and/or any of its Subsidiaries of 50 percent or more of the aggregate voting power of all classes of Common Equity of, respectively, the Company, the Parent or the Grandparent in one transaction or a series of related transactions, (C) the liquidation or dissolution of the Company, the Parent or the Grandparent or (D) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (I) any Person (excluding the Parent, the Grandparent or the Controlling Shareholder), including, a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company, the Parent or the Grandparent or of any Person that possesses beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Grandparent or (II) less than 50 percent (measured by the aggregate voting power of all classes) of the Common Equity of the Company being registered under Section 12(b) or 12(g) of the Exchange Act.

          (iii) "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled (i) to vote in the election of directors of such Person, or (ii) if such Person is not a corporation, to vote or otherwise participate in the election of the governing body, partners, managers or others that will control the management and policies of such Person.

     11. Miscellaneous. (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to Morgan Stanley in this Stock Purchase Agreement.

          (b) Additional Rights of Morgan Stanley. The Company acknowledges that, in addition to the rights specified herein and with respect to the Shares, Morgan Stanley will retain all other rights of a holder of Common Stock.

          (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Stock Purchase Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless consented to in writing by each party.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed given (x) when made, if made by hand delivery, (y) upon confirmation, if made by telex or telecopy or (z) one (1) business Day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

          (i) if to Morgan Stanley: Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Mukesh Patel and Thomas Yankou;

          (ii) if to the Company: Unilabs SA, 12, Place de Cornavin, CH 1211 Geneva, Switzerland, Attention: Chairman, UniHolding Corporation; copy to UniHolding Corporation, 96 Spring Street, New York, New York, 10012,
     Attention: Secretary.

          (e) Successors and Assigns. This Stock Purchase Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

          (f) Counterparts. This Stock Purchase Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings to this Stock Purchase Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. This Stock Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          (j) Survival. The indemnity and contribution provisions contained in Sections 4 through 6 and the representations, warranties and agreements of the Company contained in this Stock Purchase Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Stock Purchase Agreement and (ii) any investigation made by or on behalf of Morgan Stanley or any person controlling Morgan Stanley, or the Company, its officers or directors or any person controlling the Company.


IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.




                                UNIHOLDING CORPORATION



                                By:         /s/ Edgard Zwirn
                                            ------------------------------
                                Name:       Edgard Zwirn
                                Title:      Chairman


                                MORGAN STANLEY & CO. INCORPORATED,



                                By:         /s/ Mukesh D. Patel
                                            ------------------------------
                                Name :      Mukesh D. Patel
                                Title:      Managing Director